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Exhibit 23.2

[RYDER SCOTT COMPANY LETTERHEAD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-143474) and Form S-8 (No. 333-141254, No. 333-113619, No. 333-106484, No. 333-61890, No. 333-93209, and No. 333-22571) of Edge Petroleum Corporation (the "Company"), of our summary report dated March 10, 2008 included as Exhibit 99.1 to this Annual Report on Form 10-K in respect of our reserve report relating to the oil and gas reserves and revenues of certain interests of the Company as of December 31, 2007 and of the data extracted from such reports appearing in "Items 1 and 2. Business and Properties under the caption "Oil and Natural Gas Reserves" and in Note 22. Supplementary Financial Information on Oil and Natural Gas Exploration, Development and Production Activities (unaudited) of the Company's Consolidated Financial Statements for the year ended December 31, 2007, each contained in such Annual Report on Form 10-K. We hereby consent to all references to such reports and/or this firm in such Annual Report on Form 10-K and we hereby consent to all references to such reports and/or to this firm in each such Registration Statement, and further consent to our being named as an expert in each such Registration Statement and in each Prospectus to which any such Registration Statement relates.

/s/ Ryder Scott Company, L.P. RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 13, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS